EXHIBIT 10(b)20

BASE SALARIES OF NAMED EXECUTIVE OFFICERS

ALABAMA POWER COMPANY

Effective as of March 1, 2009, the following are the annual base salaries of the current Chief Executive Officer and Chief Financial Officer of Alabama Power Company and certain other current or former executive officers of Alabama Power Company who served during 2008.

Charles D. McCrary President and Chief Executive Officer	$662,242
Art P. Beattie Executive Vice President, Chief Financial Officer and Treasurer	$289,068
C. Alan Martin Executive Vice President of The Southern Company, President of Southern Company Services, Inc.	$441,348
Steven R. Spencer Executive Vice President	$379,187
Jerry L. Stewart Senior Vice President	$354,792